UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 15, 2017

Farmers National Banc Corp.

(Exact name of registrant as specified in its charter)

Ohio	001-35296	34-1371693
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 South Broad Street, P.O. Box 555, Canfield, Ohio	44406-05555
(Address of principal executive offices)	(Zip Code)

(330) 533-3341

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

On August 15, 2017, Farmers National Banc Corp. (the “Company”), the parent company of The Farmers National Bank of Canfield (“Farmers Bank”) completed its merger with Monitor Bancorp, Inc. (“Monitor”), the parent company of Monitor Bank (“Monitor Bank”), pursuant to the terms of the Agreement and Plan of Merger dated as of March 13, 2017, by and among Monitor, FMNB Merger Subsidiary II, LLC, a newly-formed, wholly-owned subsidiary of the Company (“Merger Sub”), and the Company (the “Merger Agreement”). Pursuant to the terms of the Merger Agreement, Monitor was merged with and into Merger Sub (the “Merger”) and immediately thereafter Merger Sub was dissolved and liquidated. As a result of the subsequent merger of Monitor Bank with and into Farmers Bank, Monitor Bank’s sole branch will be operated by Farmers Bank.

As a result of the Merger and in accordance with the terms of the Merger Agreement, the consideration being paid to Monitor shareholders was determined based on Monitor’s consolidated tangible book value per share as of March 31, 2017, plus the after-tax proceeds of the anticipated sale of Monitor’s interest in the Monitor Wealth Group (in aggregate, “March 31 TBV”). Each shareholder of Monitor was entitled to elect to receive consideration in cash or in common shares, without par value, of the Company (the “Company Common Shares”), subject to an overall limitation of 85% of the Monitor common shares being exchanged for Company Common Shares and 15% exchanged for cash. The per share cash consideration of $769.38 is equal to Monitor’s March 31 TBV multiplied by 1.25. The per share stock exchange ratio was subject to adjustment prior to closing, as described in the Merger Agreement, in order to ensure that the aggregate value of the consideration to be received by Monitor shareholders was not less than 115% and not more than 125% of March 31 TBV. Based on the volume weighted average closing price of Company Common Shares for the 20 trading days ended August 11, 2017 of $14.04, the final stock exchange ratio was 54.7992, resulting in an implied value per Monitor common share of $769.38.

Item 8.01	Other Events

On August 15, 2017, the Company issued a press release announcing the completion of the Merger. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Forward Looking Statements.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not historical facts, but rather statements based on the Company’s current expectations regarding its business strategies and its intended results and future performance. Forward-looking statements are preceded by terms such as “expects,” “believes,” “anticipates,” “intends” and similar expressions, as well as any statements related to future expectations of performance or conditional verbs, such as “will,” “would,” “should,” “could” or “may.”

Forward-looking statements are not guarantees of future performance. Numerous risks and uncertainties could cause or contribute to the Company’s actual results, performance, and achievements to be materially different from those expressed or implied by the forward-looking statements. Factors that could cause Farmers’ actual results to differ materially from those described in the forward-looking statements can be found in Farmers’ Annual Report on Form 10-K for the year ended December 31, 2016, which has been filed with the Securities and Exchange Commission (“SEC”) and is available on Farmers’ website (www.farmersbankgroup.com) and on the SEC’s website (www.sec.gov). Factors that may cause or contribute to these differences may also include, without limitation, the Company’s failure to integrate Monitor and Monitor Bank in accordance with expectations; deviations from performance expectations related to Monitor and Monitor Bank; general economic conditions, including changes in market interest rates and changes in monetary and fiscal policies of the federal government; legislative and regulatory changes; competitive conditions in the banking markets served by the Company’s subsidiaries; the adequacy of the allowance for losses on loans and the level of future provisions for losses on loans; and other factors disclosed periodically in the Company’s filings with the SEC.

Because of the risks and uncertainties inherent in forward-looking statements, readers are cautioned not to place undue reliance on them, whether included in this report or made elsewhere from time to time by the Company or on the Company’s behalf. The Company assumes no obligation to update any forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated August 15, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Farmers National Banc Corp.

By:	/s/ Kevin J. Helmick
Kevin J. Helmick President and Chief Executive Officer

Date: August 15, 2017